UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 10, 2005

TeamStaff, Inc.
(Exact name of registrant as specified in its charter)
COMMISSION FILE NUMBER: 0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

300 Atrium Drive
Somerset, NJ08873
(Address and zip code of principal executive offices)

(732) 748-1700
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Definitive Material Agreement

On or about October 10, 2005 TeamStaff, Inc. (‘‘TeamStaff’’) received a fully executed settlement agreement. The settlement was entered into with TRANSPORTATION INSURANCE COMPANY (‘‘TPIC’’), TRANSCONTINENTAL INSURANCE COMPANY (‘‘TCIC’’), CONTINENTAL CASUALTY COMPANY (‘‘CCC’’), CNA CLAIMPLUS, INC. (‘‘ClaimPlus’’) and NORTH ROCK INSURANCE COMPANY LIMITED (‘‘North Rock’’) (together, the ‘‘CNA Entities’’) (the ‘‘Agreement’’).

On or about January 22, 2001, TeamStaff purchased from TPIC, TCIC, CCC and RSKCo a workers' compensation insurance program to provide workers' compensation insurance and claims services for TeamStaff's professional employee operations nationwide (the ‘‘Program’’). The Program provided for the issuance of individual insurance policies for TeamStaff's clients in certain states; covered the remainder of TeamStaff's employees pursuant to the terms of three master insurance policies: (1) Statutory Workers Compensation and Employers' Liability Policy Number WC247867392, issued by TPIC, (2) Large Deductible Workers Compensation and Employers' Liability Policy Number WC247872107, issued by TCIC, and (3) Employers' Liability Stop Gap Policy Number WC247870518, issued by CCC (together, the ‘‘Policies’’); and provided for the entry of a claims services agreement between TeamStaff and RSKCo (the ‘‘Claims Services Agreement’’). The Program provided TeamStaff with workers' compensation insurance coverage and claims services for all covered claims incurred during the period from January 22, 2001 to January 22, 2002 (the ‘‘Initial Policy Term’’), in exchange for TeamStaff's obligation to pay premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses, and such other amounts that became due under the Program.

TeamStaff secured its obligations under the Program through its February 5, 2001 purchase of an Exposure Buyback Policy numbered EBP 006/001 from North Rock (the ‘‘Exposure Buyback Policy’’), also covering the period from January 22, 2001 to January 22, 2002. On or around January 22, 2002, TeamStaff purchased from TCIC and RSKCo an extension of the Program (the ‘‘Program Extension’’). The Program Extension provided for the issuance of individual insurance policies for TeamStaff's clients in certain states; covered the remainder of TeamStaff's employees pursuant to the terms of three master insurance policies: (1) Statutory Workers Compensation and Employers' Liability Policy Number WC247867392, issued by TPIC, (2) Large Deductible Workers Compensation and Employers' Liability Policy Number WC247867991, issued by TCIC, and (3) Employers' Liability Stop Gap Policy Number WC247870518, issued by TCIC (together, the ‘‘Extension Policies’’); and provided for an extension of the claims services agreement between TeamStaff and RSKCo (the ‘‘Extended Claims Services Agreement’’). The Program Extension provided TeamStaff with workers' compensation insurance coverage and claims services for all covered claims incurred during the period from January 22, 2002 to March 22, 2002 (the ‘‘Extended Policy Term’’), in exchange for TeamStaff's obligation to pay premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses, and such other amounts that became due under the Program Extension.

The CNA Entities maintained that there was due and owing from TeamStaff the sum of $1,824,975 in premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses under the Program and the Program Extension, and $835,596 in premiums and losses under the Exposure Buyback Policy. The CNA Entities projected that TeamStaff would be liable for an additional $1,181,301 of losses under the Program and the Program Extension, and an additional $556,176 of losses under the Exposure Buyback Policy.

TeamStaff contested the CNA Entities' accounting of the amount due and owing under the Program, the Program Extension and the Exposure Buyback Policy, and of the ultimate losses projected to be due from TeamStaff. TeamStaff additionally asserted that the CNA Entities committed certain errors in claims management which unjustifiably increased the losses incurred under the Program and the Program Extension, and inappropriately included certain non-recoverable items in the premium calculations for both the Program and the Program Extension, thereby entitling TeamStaff to a credit against the amounts ultimately due and owing under the Program, the Program Extension and the Exposure Buyback Policy.

The Agreement fully and completely resolves, without litigation, all of the issues addressed above on the material terms described below and in the Agreement, without admitting and, in fact, expressly denying, the allegations and claims each was making against the other.

TeamStaff will pay the CNA Entities the sum of $2,050,000, plus interest at a rate of 6.0%, as follows: (1) $300,000 upon execution of the Agreement; (2) $250,000 every 90 days thereafter, plus interest on the unpaid sum at a rate of 6.0% from the date of the preceding payment, for a total of eight (8) payments (the ‘‘Consideration’’). The first $300,000 payment is in settlement of the outstanding premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses due and owing under the Program, the Program Extension and the Exposure Buyback Policy. The second through eighth payments are in settlement of liabilities that become due and/or may become due under the Program, the Program Extension and the Exposure Buyback Policy, including but not limited to, premiums, deductibles, claims services fees, losses and allocated loss adjustment expenses.

It was also agreed that the payment schedule would be accelerated by and in the amount of any and all payments TeamStaff receives from Zurich North American in settlement of the receivable TeamStaff is carrying from its prior years' workers compensation insurance programs, up and to the then outstanding balance due the CNA Entities. TeamStaff will forward any such payment to the CNA Entities within five (5) business days of its receipt, and the payment shall be applied to the back-end of the payment schedule, thus reducing the ultimate number of payments and accelerating the payment schedule.

Item 9.01    Financial Statements and Exhibits

(a)    Financial Statements

None.

(b)    Pro Forma Financial Information

None.

(c)    Exhibits

10.1    Form of Settlement Agreement with the CNA Entities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TeamStaff, Inc. By: /s/ James D. Houston Name: James D. Houston Title: Vice President of Business and Legal Affairs General Counsel Date: October 20, 2005